Exhibit 10.1
GREENVILLE FEDERAL FINANCIAL CORPORATION
AMENDED AND RESTATED
2006 EQUITY PLAN
1.00 PURPOSE AND EFFECTIVE DATE
1.01 Purpose. This Plan is intended to foster and promote the long-term financial success of the Company and Related Entities and to increase stockholder value by [1] providing Employees and Directors an opportunity to acquire an ownership interest in the Company and [2] enabling the Company and Related Entities to attract and retain the services of outstanding Employees and Directors upon whose judgment, interest and special efforts the successful conduct of the Company’s business is largely dependent.
1.02 Effective Date. The Plan was originally effective upon its adoption by the Board on September 26, 2006 (the “Effective Date”) and subsequent approval by the affirmative vote of the Company’s stockholders holding [1] a majority of the total outstanding shares of the Stock and [2] a majority of the total outstanding shares of the Stock excluding the shares of the Stock held by Greenville Federal MHC, the mutual holding company of the Company. The Plan is hereby amended and restated in its entirety effective July 1, 2008 for compliance with the requirements of Code §409A. Subject to Section 10.00, the Plan will continue until September 26, 2016.
2.00 DEFINITIONS
When used in this Plan, the following words, terms and phrases have the meanings given to them in this section unless another meaning is expressly provided elsewhere in this document or clearly required by the context. When applying these definitions and any other word, term or phrase used in this Plan, the form of any word, term or phrase will include any and all of its other forms.
Act. The Securities Exchange Act of 1934, as amended, or any successor statute of similar effect, even if the Company is not subject to the Act.
Award. Any Incentive Stock Option, Nonqualified Stock Option, or Retention Shares granted under the Plan.
Award Agreement. The written or electronic agreement between the Company and each Participant that describes the terms and conditions of each Award and the manner in which it will or may be exercised or settled, as applicable. If there is a conflict between the terms of this Plan and the terms of the Award Agreement, the terms of this Plan will govern.
Beneficiary. The person a Participant designates to receive (or to exercise) any Plan benefit (or right) that is unpaid (or unexercised) when the Participant dies. A Beneficiary may be designated only by following the procedures described in Section 11.02; neither the Company nor the Committee is required to infer a Beneficiary from any other source.
Board. The Company’s board of directors.

Cause. As defined in any written agreement between the Employee and the Company or any Related Entity or, if there is no written agreement, one or more of the following acts of the Employee, as determined by the Board: personal dishonesty; incompetence; willful misconduct; breach of fiduciary duty involving personal profit; intentional failure or refusal to perform assigned duties and responsibilities consistent with the Employee’s position; willful violation of any law, rule, regulation (other than traffic violations or similar offenses) or final cease-and-desist order; conviction of a felony or for fraud or embezzlement; or material breach of any written agreement between the Employee and the Company or any Related Entity.
However, Cause will not arise solely because the Employee is absent from active employment during periods of vacation, consistent with the employer’s applicable policy, sickness or illness or while suffering from an incapacity due to physical or mental illness, including a condition that does or may result in a Disability or other period of absence initiated by the Employee and approved by the employer.
Change in Control. As defined in any written agreement between the Employee and the Company or any Related Entity or, if there is no written agreement defining this term, the occurrence of the earliest to occur of any one of the following events on or after the Effective Date:
[1] any one person, or more than one person acting as a group, acquires, directly or indirectly, ownership of stock of the Company that, together with the stock held by such person or group, constitutes more than fifty percent (50%) of the total Fair Market Value or total voting power of the stock of the Company. However, if any one person or more than one person acting as a group is considered to own more than fifty percent (50%) of the total Fair Market Value or total voting power of the stock of the Company, the acquisition of additional stock by the same person or persons is not considered to cause a Change in Control. Any increase in the percentage of stock owned by any one person, or persons acting as a group, as a result of the transaction in which the Company acquires its stock in exchange for property will be treated as an acquisition of stock for purposes of this section; or
[2] any one person, or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than fifty percent (50%) of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions.
Notwithstanding the foregoing, in no event will [a] the ownership or acquisition of the stock of the Company by Greenville Federal MHC or by an employee benefit plan of the Company or any Related Entity or [b] the conversion of the Company or Greenville Federal MHC from the mutual holding company form of organization to the full stock form of organization, constitute a Change in Control. Moreover, notwithstanding any other provision of this Plan, [i] the Participant will not be entitled to any amount under this Plan if he or she acted in concert with any person or group to effect a Change in Control, other than at the specific direction of the Board and in his or her capacity as an

Employee of the Company or any Related Entity, and [ii] no Change in Control will be deemed to have occurred for purposes of this Plan with respect to any Award subject to Code §409A unless a change in ownership or effective control of the Company or a change in ownership of a substantial portion of the assets of the Company, each as defined in Treas. Reg. §1.409A-3(i)(5), has occurred.
Change in Control Price. The price (or other property) per share of the Stock paid in conjunction with any transaction resulting in a Change in Control or, in the case of a Change in Control occurring solely by reason of events not related to a transfer of the Stock, the Fair Market Value of a share of the Stock on the last trading day before the Change in Control occurs.
Code. The Internal Revenue Code of 1986, as amended or superseded after the Effective Date and any applicable rulings or regulations issued under the Code.
Committee. The Board’s Compensation Committee, which also constitutes a “compensation committee” within the meaning of Treas. Reg. §1.162-27(c)(4). The Committee will be comprised of at least three persons [1] each of whom is [a] an outside director, as defined in Treas. Reg. §1.162-27(e)(3)(i) and [b] a “non-employee” director within the meaning of Rule 16b-3 under the Act and [2] none of whom may receive remuneration from the Company or any Related Entity in any capacity other than as a director, except as permitted under Treas. Reg. §1.162-27(e)(3)(ii).
Company. Greenville Federal Financial Corporation, a federally chartered stock subsidiary holding company, and any and all successors to it.
Covered Officer. Those Employees whose compensation is (or likely will be) subject to limited deductibility under Code §162(m) as of the last day of any calendar year.
Director. A person who, on an applicable Grant Date [1] is an elected member of the Board or of a Related Board (or has been appointed to the Board or to a Related Board to fill an unexpired term and will continue to serve at the expiration of that term only if elected by stockholders) and [2] is not an Employee. For purposes of applying this definition, a Director’s status will be determined as of the Grant Date applicable to each affected Award.
Disability. Unless the Committee specifies otherwise in the Award Agreement:
[1] With respect to an Incentive Stock Option, as defined in Code §22(e)(3);
[2] With respect to any Award subject to Code §409A, as defined in Code §409A; and
[3] With respect to any Award not described in subpart [1] or [2] of this definition, as defined in any disability insurance policy or plan maintained by the Company or a Related Entity and in which the Employee is eligible to participate at the Grant Date. If a Participant is ineligible to participate in all disability insurance policies or plans maintained by the Company and all Related Entities or no such plan or policy is maintained, then disability shall be determined by the Committee with respect to

Employees and the Board with respect to Directors based upon all the medical evidence available.
Employee. Any person who, on any applicable date, is a common law employee of the Company or any Related Entity. A worker who is classified as other than a common law employee but who is subsequently reclassified as a common law employee of the Company or a Related Entity for any reason and on any basis will be treated as a common law employee only from the date that reclassification occurs and will not retroactively be reclassified as an Employee for any purpose of this Plan.
Exercise Price. The amount, if any, a Participant must pay to exercise an Award.
Fair Market Value. The value of one share of the Stock on any relevant date, determined under the following rules:
[1] if the Stock is traded on an exchange, the reported “closing price” on the relevant date, if it is a trading day, otherwise on the next trading day;
[2] if the Stock is not traded on an exchange but is traded over-the-counter on a quotation system, the reported “closing price,” if reported, or if there is no reported “closing price,” the mean between the highest bid and the lowest asked prices on that quotation system on the relevant date if it is a trading day, otherwise on the next trading day; or
[3] if neither subparts [1] or [2] of this definition apply,
[a] with respect to any Award that is subject to Code §409A or any Nonqualified Stock Option, fair market value shall be determined by the reasonable application of a reasonable valuation method within the meaning of Treas. Reg. §1.409A-1(b)(5)(iv)(B); and
[b] with respect to any other Award, fair market value shall be determined by the Committee in good faith and, with respect to Incentive Stock Options, consistent with rules prescribed under the Code.
Grant Date. The date an Award is granted.
Incentive Stock Option. Any Option that, on the Grant Date, meets the conditions imposed under Code §422 and is not subsequently modified in a manner inconsistent with Code §422.
Nonqualified Stock Option. Any Option that is not an Incentive Stock Option.
Option. The right granted under Section 6.00 to a Participant to purchase a share of the Stock at an Exercise Price for a specified period of time. An Option may be either [1] an Incentive Stock Option or [2] a Nonqualified Stock Option.
Participant. Any Employee or Director to whom an Award has been granted and which is still outstanding.

Plan. The Greenville Federal Financial Corporation Amended and Restated 2006 Equity Plan.
Plan Share Reserve. The shares of the Stock held by the Trustee pursuant to Section 7.00 of the Plan and not yet subject to Awards.
Plan Year. The Company’s fiscal year.
Related Board. The board of directors of any incorporated Related Entity or the governing body of any unincorporated Related Entity.
Related Entity. Any entity that is or becomes related to the Company through common ownership as determined under Code §414(b) or (c) but modified as permitted under Treas. Reg. § 1.409A-1(b)(5)(iii)(E)(1).
Retention Shares. The Stock awarded or issuable to a Participant pursuant to Section 7.00 of the Plan.
Retirement. Unless the Committee specifies otherwise in the Award Agreement, the date an Employee Terminates on or after reaching age 55 and qualifying to receive benefits under any tax-qualified deferred compensation plan then maintained by his or her employer.
Savings Bank. Greenville Federal, a savings bank chartered under the laws of the United States.
Stock. The common stock, par value $.01 per share, issued by the Company or any security issued by the Company in substitution, exchange or in place of these shares.
Termination.
[1] With respect to any Award that is not subject to Code §409A:
[a] If a Participant is an Employee, a termination of the Employee’s common-law employment relationship with the Company and all Related Entities for any reason; and
[b] If a Participant is a Director, a termination of the Director’s service on the Board and any Related Board for any reason.
[2] With respect to any Award that is subject to Code §409A, a “separation from service” as defined under Treas. Reg. §1.409A-1(h).
Trust. The trust established pursuant to Section 7.00 of the Plan.
Trustees. The people or entity approved by the Board to hold legal title to the Retention Shares for the purposes set forth herein.

3.00 PARTICIPATION
3.01 Awards to Employees.
[1] Consistent with the terms of the Plan and subject to Section 3.03, the Committee will [a] decide which Employees will be granted Awards; and [b] specify the type of Award to be granted to Employees and the terms upon which those Awards will be granted and may be earned.
[2] The Committee may establish different terms and conditions [a] for each type of Award granted to an Employee; [b] for each Employee receiving the same type of Award; and [c] for the same Employee for each Award the Employee receives, whether or not those Awards are granted at different times.
3.02 Awards to Directors.
[1] Consistent with the terms of the Plan and subject to Section 3.03, the Board, upon recommendation of the Committee, will [a] decide which Directors will be granted Awards; and [b] specify the type of Award to be granted to Directors and the terms upon which those Awards will be granted and may be earned.
[2] The Board, upon the Committee’s recommendation, may establish different terms and conditions [a] for each type of Award granted to a Director; [b] for each Director receiving the same type of Award; and [c] for the same Director for each Award the Director receives, whether or not those Awards are granted at different times.
3.03 Conditions of Participation. By accepting an Award, each Employee and Director agrees:
[1] To be bound by the terms of the Award Agreement and the Plan and to comply with other conditions imposed by the Committee (or the Board, as appropriate); and
[2] That the Committee (or the Board, as appropriate) may amend the Plan and the Award Agreements without any additional consideration to the extent necessary to avoid penalties arising under Code §409A, even if those amendments reduce, restrict or eliminate rights that were granted under the Plan or Award Agreement (or both) before those amendments.
4.00 ADMINISTRATION
4.01 Duties. The Committee is responsible for administering the Plan and has all powers appropriate and necessary to that purpose, other than powers and authority expressly reserved to the Board by the terms of the Plan. Consistent with the Plan’s objectives, the Board and the Committee may adopt, amend and rescind rules and regulations relating to the Plan, to the extent appropriate to protect the Company’s and the Related Entities’ interests, and has complete discretion to make all other decisions necessary or advisable for the administration and interpretation of the Plan. Any action by the Board or the Committee will be final, binding and conclusive for all purposes and upon all persons.

4.02 Delegation of Duties. In their sole discretion, the Board and the Committee may delegate any ministerial duties associated with the Plan to any person (including Employees) that they deem appropriate. However, neither the Board nor the Committee may delegate any duties it is required to discharge to comply with Code §162(m).
4.03 Award Agreement. As soon as administratively feasible after the Grant Date, the Committee (at the Board’s direction, if appropriate) will prepare and deliver an Award Agreement to each affected Participant. The Award Agreement:
[1] Will describe [a] the type of Award and when and how it may be exercised or earned, [b] any Exercise Price associated with that Award, and [c] how the Award will or may be settled.
[2] To the extent different from the terms of the Plan, will describe [a] any conditions that must be met before the Award may be exercised or earned, [b] any objective restrictions placed on the Award, and [c] any other applicable terms and conditions affecting the Award.
4.04 Restriction on Repricing. Regardless of any other provision of this Plan, neither the Company nor the Committee may “reprice” (as defined under the rules of any exchange on which the Stock is then traded or, if the Stock is not traded on any exchange, as defined under the rules of The NASDAQ Stock Market) any Award without the prior approval of the stockholders.
5.00 LIMITS ON STOCK SUBJECT TO AWARDS
5.01 Number of Authorized Shares of the Stock. Subject to Section 5.03, the number of shares of the Stock issued under the Plan must not exceed the following limitations:
[1] The aggregate number of shares of the Stock issued under the Plan pursuant to Options will not exceed 112,622.
[2] The aggregate number of shares of the Stock issued under the Plan pursuant to Incentive Stock Options will not exceed 112,622.
[3] The aggregate number of shares of the Stock issued under the Plan pursuant to Nonqualified Stock Options will not exceed 112,622.
[4] The aggregate number of shares of the Stock issued under the Plan pursuant to Retention Shares will not exceed 45,048.
The shares of the Stock to be delivered under the Plan may consist, in whole or in part, of treasury stock, authorized but unissued shares of the Stock not reserved for any other purpose or shares of the Stock purchased in the market by the Trust; provided, however, that the use of shares of the Stock purchased in the secondary market will be limited to such repurchases as are permitted by applicable regulations of the Office of Thrift Supervision.

5.02 Share Accounting. The limits imposed under Section 5.01:
[1] Will be conditionally reduced by the number of shares of the Stock subject to any outstanding Award;
[2] Will be absolutely reduced by [a] the number of shares of the Stock issued pursuant to the exercise of an Option, [b] the number of Retention Shares earned, and [c] the number of shares of the Stock subject to an Award settled in exchange for a cash payment by the Company or a Related Entity; and
[3] Will be increased by the number of shares of the Stock subject to any Award that, for any reason, is forfeited, cancelled, terminated, relinquished, exchanged or otherwise settled without the issuance of shares of the Stock pursuant to the exercise of an Option or without the distribution of Retention Shares from the Trust, other than a settlement of an Award in exchange for a cash payment by the Company or a Related Entity.
In addition, the number of authorized shares of the Stock specified in Section 5.01 will be reduced by the number of shares of the Stock surrendered by a Participant or withheld by the Company to pay the Exercise Price of an Option or the taxes associated with an Award.
Any decision by the Committee under this section will be final and binding on all Participants.
5.03 Adjustment in Capitalization. If, after the Effective Date, there is a Stock dividend, Stock split, recapitalization (including payment of an extraordinary dividend), merger, consolidation, combination, spin-off, distribution of assets to stockholders, exchange of shares, or other similar corporate change affecting shares of the Stock, the Committee will appropriately adjust, subject to the limitations contained in 12 C.F.R. Section 563b.500, [1] the number of Awards that may or will be granted to Participants during a Plan Year, [2] the aggregate number of shares of the Stock available for Awards under Section 5.01 or subject to outstanding Awards (as well as any share-based limits imposed under this Plan), [3] the respective Exercise Price, number of shares and other limitations applicable to outstanding or subsequently granted Awards, and [4] any other factors, limits or terms affecting any outstanding or subsequently granted Awards. Notwithstanding the foregoing, an adjustment pursuant to this section shall be made only to the extent such adjustment complies, to the extent applicable, with Code §409A. The existence of this Plan and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Board or the stockholders of the Company to make or authorize the following: any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business; any merger, acquisition or consolidation of the Company; any issuance of bonds, debentures, preferred or prior preference stocks ahead of or affecting the Company’s capital stock or the rights thereof; the dissolution or liquidation of the Company or any sale or transfer of all or any part of its assets or business; or any other corporate act or proceeding, including any merger or acquisition which would result in the exchange of cash, stock of another company or options to purchase the stock of another company for any Award outstanding at the time of such corporate transaction or which would involve the termination of all Awards outstanding at the time of such corporate transaction.
5.04 Limits on Awards to Participants.
[1] A Director may not receive more than five percent (5%) of the shares of the Stock issuable pursuant to Options under the Plan as specified in Section 5.01.
[2] A Director may not receive more than five percent (5%) of the number of Retention Shares that may be awarded pursuant to the Plan.
[3] The number of shares of the Stock issuable pursuant to Options under the Plan to all Directors may not exceed in the aggregate thirty percent (30%) of the shares of the Stock issuable pursuant to Options under the Plan.
[4] The number of Retention Shares awarded to all Directors may not exceed in the aggregate more than thirty percent (30%) of the Retention Shares that may be awarded pursuant to the Plan.
[5] No Employee may receive more than twenty-five percent (25%) of the shares of the Stock that may be issued pursuant to Options awarded pursuant to the Plan.
[6] No Employee may receive more than twenty-five percent (25%) of the number of Retention Shares that may be awarded pursuant to the Plan.
5.05 Limits on Awards to Covered Officers. During any Plan Year, no Covered Officer may receive [1] Options covering more than 28,150 shares of the Stock in the aggregate (adjusted as provided in Section 5.03), including Awards that are cancelled [or deemed to have been cancelled under Treas. Reg. §1.162-27(e)(2)(vi)(B)] during each Plan Year granted or [2] Retention Shares covering more than 11,262 shares of the Stock in the aggregate (adjusted as provided in Section 5.03), including Awards that are cancelled [or deemed to have been cancelled under Treas. Reg. §1.162-27(e)(2)(vi)(B)] during each Plan Year granted.
6.00 OPTIONS
6.01 Grant of Options. Subject to the terms of the Plan and the associated Award Agreement, at any time during the term of this Plan, the Committee may grant Incentive Stock Options and Nonqualified Stock Options to Employees and the Board may grant Nonqualified Stock Options to Directors; provided that Incentive Stock Options may only be granted to Employees of the Company, a Related Entity that is also a “subsidiary corporation” within the meaning of Code §424(f), or a Related Entity that is also a “parent corporation” within the meaning of Code §424(e).
6.02 Exercise Price. Except as required to implement Section 6.06, each Option will bear an Exercise Price at least equal to Fair Market Value on the Grant Date. However, the Exercise Price associated with an Incentive Stock Option will be at least 110 percent of the Fair Market Value of a share of the Stock on the Grant Date with respect to any

Incentive Stock Options issued to an Employee who, on the Grant Date, owns [as defined in Code §424(d)] or is deemed to own stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or any Related Entity, determined under rules issued under Code §422 (a “10 Percent Owner”).
6.03 Exercise of Options. Subject to any terms, restrictions and conditions specified in the Plan:
[1] Options will be exercisable according to a vesting schedule determined by the Committee or the Board, as applicable, on the Grant Date; provided, however, that no Option will become exercisable at a rate of more than one-fifth each year commencing on the date which is one year after the date the stockholders approved the Plan.
[2] However:
[a] No Incentive Stock Option may be exercised more than ten years after it is granted (five years in the case of an Incentive Stock Option granted to a 10 Percent Owner).
[b] Nonqualified Stock Options will be exercisable for the period specified in the Award Agreement.
6.04 Incentive Stock Options. Notwithstanding anything in the Plan to the contrary:
[1] No provision of this Plan relating to Incentive Stock Options will be interpreted, amended or altered, nor will any discretion or authority granted under the Plan be exercised, in a manner that is inconsistent with Code §422 or, without the consent of any affected Participant, to cause any Incentive Stock Option to fail to qualify for the federal income tax treatment afforded under Code §421.
[2] The aggregate Fair Market Value of the Stock (determined as of the Grant Date) with respect to which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all option plans of the Company and all Related Entities) will not exceed $100,000 [or other amount specified in Code §422(d)], determined under rules issued under Code §422.
[3] No Incentive Stock Option will be granted to any person who is not an Employee on the Grant Date.
6.05 Exercise Procedures and Payment for Options. The Exercise Price associated with each Option must be paid under procedures described in the Award Agreement. Unless the Award Agreement specifies otherwise, these procedures may include payment in cash, a cashless exercise and allowing a Participant to tender shares of the Stock he or she already has owned for at least six months before the exercise date, either by actual delivery of the previously owned shares of the Stock or by attestation, valued at its Fair Market Value on the exercise date, as partial or full payment of the Exercise Price or any combination of those procedures. A Participant may exercise an Option only by sending to the Committee a completed exercise notice (in the form prescribed by the Committee)

along with payment (or designation of an approved payment procedure) of the Exercise Price. As soon as administratively feasible after those steps are taken, the Committee will issue to the Participant the appropriate stock certificates.
6.06 Substitution of Options. In the Committee’s discretion, persons who become Employees as a result of a transaction described in Code §424(a) may receive Options in exchange for options granted by their former employer or the former Related Entity subject to the rules and procedures prescribed under Code §424.
6.07 Rights Associated With Options.
[1] A Participant to whom an unexercised Option has been granted will have no voting or dividend rights with respect to the shares of the Stock underlying that unexercised Option and the Option will be transferable only to the extent provided in Section 11.01.
[2] Unless the Committee specifies otherwise in the Award Agreement or as otherwise specifically provided in the Plan, the Stock acquired through the exercise of an Option [a] will bear all dividend and voting rights associated with shares of the Stock and [b] will be transferable, subject to applicable federal securities laws, the requirements of any national securities exchange or system on which shares of the Stock are then listed or traded or any blue sky or state securities laws.
7.00 RETENTION SHARES; CONTRIBUTIONS TO PLAN SHARE RESERVE;
DISTRIBUTION OF RETENTION SHARES
7.01 Establishment of Trust. The Company will establish a Trust, intended to be a grantor trust of the Company pursuant to Code §671 (26 U.S.C. § 671 et seq.), upon the terms and subject to the conditions set forth in this Plan to hold the Retention Shares and dividends, returned capital and earnings on such Retention Shares. The Trustees will be appointed or approved by and will serve at the pleasure of the Board. The Board may, in its discretion, from time to time remove, replace or add Trustees. All costs and expenses incurred in the operation and administration of the Trust will be paid by the Company.
7.02 Amount and Timing of Contributions. The Committee will determine the amounts (or the method of computing the amounts) to be contributed by the Company to the Trust. Such amounts will be paid to the Trust at the time of contribution. No contributions to the Trust by Directors or Employees will be permitted.
7.03 Investment of Trust Assets. Except as set forth in the Trust Agreement for the Greenville Federal Financial Corporation Amended and Restated 2006 Equity Plan, as amended from time to time, the Trustees will invest all of the Trust’s assets exclusively in the Stock, except to the extent that the Trustees determine that the holding of monies in cash or cash equivalents is necessary to meet the obligations of the Trust; provided, however, that the Trust will not purchase a number of shares of the Stock in excess of the limitations set forth in Section 5 of this Plan. After such investment, the shares of the Stock will be held by the Trustees in the Plan Share Reserve until such shares of the Stock are subject to one or more Awards. Any funds held by the Trust before purchasing shares of the Stock will be invested by the Trustees in such interest-bearing account or accounts at the Savings Bank or elsewhere or in such other instruments or investments as the Trustees will determine to be appropriate.
7.04 Effect of Grants, Returns and Forfeitures Upon Plan Share Reserves. Upon the grant of Awards, or the decision of the Committee to return Retention Shares to the Company, the Plan Share Reserve will be reduced by the number of Retention Shares so granted or returned. Any Retention Shares subject to an Award that is forfeited by the Participant pursuant to Section 8.00 will be returned to the Plan Share Reserve.
7.05 Grant of Retention Shares. Subject to the terms of the Plan and at any time during the term of the Plan, the Committee may grant Retention Shares to Employees and the Board may grant Retention Shares to Directors.
7.06 Earning Retention Shares. Retention Shares will be earned and non-forfeitable by a Participant over a period of five years at a rate of one-fifth per year commencing on the date which is one year after the Grant Date of such Award. Any cash dividends, returned capital and earnings with respect to Retention Shares that have not yet been earned by a Participant shall be deemed credited to an account established on behalf of the Participant and shall become earned and non-forfeitable subject to the same terms and conditions upon which the Retention Shares to which they relate become earned and non-forfeitable.
7.07 Timing of Distributions. Except as otherwise provided in the Plan, Retention Shares will be distributed to the Participant or the Participant’s Beneficiary, as the case may be, within 60 days after the Retention Shares have been earned, together with any cash dividends, returned capital and earnings thereon with respect to Retention Shares that have been earned.
7.08 Form of Distributions. All distributions of Retention Shares, together with any shares representing stock dividends, will be distributed in the form of shares of the Stock. No fractional shares will be distributed. Any fractional share of the Stock otherwise required to be distributed will be settled in cash based upon the Fair Market Value of the Stock on the date on which the Retention Shares are earned. Payments representing cash dividends, returned capital and earnings thereon will be made in cash.
7.09 Regulatory Exceptions. Notwithstanding anything to the contrary in the Plan, the settlement of Retention Shares may be delayed where the Company reasonably anticipates that the settlement will violate federal securities laws or other applicable laws, and settlement shall be made at the earliest date on which the Company reasonably anticipates that the settlement will not cause such violation. For purposes of this section, a violation of applicable law does not occur solely because settlement would cause inclusion of any amount in gross income or the application of any penalty provision or other provision of the Code.
7.10 Voting of Retention Shares. All shares of the Stock held by the Trustees in the Plan Share Reserve that have not yet been awarded will be voted by the Trustees. A Participant will be entitled to direct the Trustees with respect to the voting of Retention

Shares that have been awarded to the Participant but are still held in the Trust, whether or not such awarded Retention Shares have been earned.
7.11 Termination of the Trust. The Board may, by resolution, at any time terminate the Trust, and the Board may direct the Trustees to return to the Company all or any part of the assets of the Trust, including the shares of the Stock held in the Plan Share Reserve, as well as the shares of the Stock and other assets subject to Awards which have not yet been earned by the Participants to whom they have been awarded; provided, however, that the termination of the Trust will not affect a Participant’s right to earn Awards already granted and to the distribution of shares of the Stock and earnings relating to such Awards in accordance with the terms of the Plan and the grant by the Committee or the Board.
8.00 TERMINATION
8.01 Death or Disability. Unless otherwise specified in the Award Agreement or this Plan:
[1] All Nonqualified Stock Options then held by a Participant who dies or becomes Disabled (whether or not then exercisable) will be fully exercisable when the Participant dies or becomes Disabled and may be exercised at any time before the earlier of [a] the expiration date specified in the Award Agreement or [b] one year after the date of death or Disability (or any shorter period specified in the Award Agreement).
[2] All Incentive Stock Options then held by a Disabled or dead Participant will be fully exercisable when the Participant dies or becomes Disabled and may be exercised at any time before the earlier of [a] the expiration date specified in the Award Agreement or [b] one year after the Termination date (or any shorter period specified in the Award Agreement). However, an Incentive Stock Option that is not exercised within three months after the Termination date will be treated as a Nonqualified Stock Option for tax purposes.
[3] All Retention Shares granted to a Participant who dies or becomes Disabled that are unearned when the Participant dies or becomes Disabled will be fully earned when the Participant dies or becomes Disabled and shall be settled within sixty (60) days.
8.02 Termination for Cause. Unless otherwise specified in the Award Agreement or this Plan, all Awards that are outstanding (whether or not then earned or exercisable) will be forfeited when and if an Employee is Terminated (or is deemed to have been Terminated) for Cause.
8.03 Termination for any Other Reason. Unless otherwise specified in the Award Agreement or this Plan or subsequently, any Options that are outstanding when a Participant Terminates for any reason not described in Sections 8.01 and 8.02 and which are then exercisable may be exercised at any time before the earlier of [1] the expiration date specified in the Award Agreement or [2] three months after the Termination date (or any shorter period specified in the Award Agreement), and all Awards that are not then exercisable will terminate on the Termination date. All Retention Shares that are not yet earned when a Participant Terminates will terminate on the Termination date.
8.04 Other Events. In the event that the Company becomes critically undercapitalized, becomes subject to an enforcement action by the Office of Thrift Supervision, or receives a capital directive, the Directors and officers of the Company must, in accordance with Office of Thrift Supervision regulations, exercise any Options that are outstanding as of that date which are then exercisable or automatically forfeit their Options.
9.00 CHANGE IN CONTROL
9.01 Accelerated Vesting and Settlement. Upon a Change in Control, all of a Participant’s Awards will be treated as provided in a separate written change in control or similar agreement between the Participant and the Company or any Related Entity or, if there is no such agreement between a Participant and the Company or any Related Entity, subject to Section 8.02, on the date of any Change in Control, the Participant and the Company agree that:
[1] Each Option outstanding on the date of a Change in Control (whether or not exercisable) will be cancelled in exchange [a] for cash equal to the excess of the Change in Control Price over the Exercise Price associated with the cancelled Option or [b] if so provided in a merger or acquisition agreement between the Company and another party, for the merger or acquisition consideration set forth in such agreement; and
[2] All restrictions then imposed on Retention Shares will lapse and all outstanding Retention Shares (including those subject to the acceleration described in this subpart) will be distributed [a] in whole shares of the Stock or [b] if so provided in a merger or acquisition agreement between the Company and another party, for the merger or acquisition consideration set forth in such agreement; and in either event, all dividends and earnings then held in the Trust will be distributed in cash.
As a condition of receiving an Award, each Participant agrees to the terms described in this section and to cooperate fully in the application and completion of the procedures described in this section.
9.02 Effect of Code §280G. Unless otherwise specified in the Award Agreement or in another written agreement between the Participant and the Company or a Related Entity executed simultaneously with or before any Change in Control, if the sum (or value) of the payments described in Section 9.01 constitute an “excess parachute payment” as defined in Code §280G when combined with all other payments attributable to the same Change in Control, the Company or other entity making the payment (“Payor”) will reduce the Participant’s benefits under this Plan so that the Participant’s total payments under this Plan, an Award Agreement and all other agreements will be $1.00 less than the amount that otherwise would generate an excise tax under Code §4999. Any reduction pursuant to this Section 9.02 shall be first applied against parachute payments (as determined above) that are not subject to Code §409A and, thereafter, shall be applied against all remaining parachute payments (as determined above) subject to Code §409A on a pro rata basis.
10.00 AMENDMENT, MODIFICATION AND TERMINATION OF PLAN
The Board or the Committee may terminate, suspend or amend the Plan at any time without stockholder approval except to the extent that stockholder approval is required to satisfy applicable requirements imposed by [1] Rule 16b-3 under the Act, or any successor rule or regulation, [2] applicable requirements of the Code, [3] any securities exchange, market or other quotation system on or through which the Company’s securities are listed or traded, or the regulations of the Office of Thrift Supervision. Also, no Plan amendment may [4] result in the loss of a Committee member’s status as a “non-employee director” as defined in Rule 16b-3 under the Act, or any successor rule or regulation, with respect to any employee benefit plan of the Company, [5] cause the Plan to fail to meet requirements imposed by Rule 16b-3, [6] without the consent of the affected Participant (and except as specifically provided otherwise in this Plan or the Award Agreement), adversely affect any Award granted before the amendment, modification or termination, or violate any applicable regulation of the Office of Thrift Supervision. However, nothing in this section will restrict the Committee’s right to amend the Plan and any Award Agreements without any additional consideration to affected Participants to the extent necessary to avoid penalties arising under Code §409A, even if those amendments reduce, restrict or eliminate rights granted under the Plan or Award Agreement (or both) before those amendments.
11.00 MISCELLANEOUS
11.01 Assignability. Except as described in this section or as provided in Section 11.02, an Award may not be transferred except by will or the laws of descent and distribution and, during the Participant’s lifetime, may be exercised only by the Participant or the Participant’s guardian or legal representative.
11.02 Beneficiary Designation. Each Participant may name a Beneficiary or Beneficiaries (who may be named contingently or successively) to receive or to exercise any vested Award that is unpaid or unexercised at the Participant’s death. Unless otherwise provided in the Beneficiary designation, each designation made will revoke all prior designations made by the same Participant, must be made on a form prescribed by the Committee and will be effective only when filed in writing with the Committee. If a Participant has not made an effective Beneficiary designation, the deceased Participant’s Beneficiary will be his or her surviving spouse or, if none, the deceased Participant’s estate. The identity of a Participant’s designated Beneficiary will be based only on the information included in the latest beneficiary designation form completed by the Participant and will not be inferred from any other evidence.
11.03 No Guarantee of Continuing Services. Except as specifically provided elsewhere in the Plan, nothing in the Plan may be construed as:

[1] Interfering with or limiting the right of the Company or any Related Entity to Terminate any Employee’s employment at any time;
[2] Conferring on any Participant any right to continue as an Employee or director of the Company or any Related Entity;
[3] Guaranteeing that any Employee or Director will be selected to be a Participant; or
[4] Guaranteeing that any Participant will receive any future Awards.
11.04 Tax Withholding.
[1] To the extent applicable, the Company will withhold from other amounts owed to the Participant, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state and local withholding tax requirements on any Award, exercise or cancellation of an Award or purchase of shares of the Stock.
[2] In its sole discretion, which may be withheld for any reason or for no reason, the Committee may permit a Participant to elect, subject to conditions the Committee establishes, to reimburse the Company for this tax withholding obligation through one or more of the following methods:
[a] By having shares of the Stock otherwise issuable under the Plan withheld by the Company (but only to the extent of the minimum amount that must be withheld to comply with applicable state, federal and local income, employment and wage tax laws);
[b] By delivering to the Company previously acquired shares of the Stock that the Participant has owned for at least six months;
[c] By remitting cash to the Company; or
[d] By remitting a personal check immediately payable to the Company.
11.05 Indemnification. Each individual who is or was a member of the Committee, a member of the Board or a Trustee will, to the fullest extent permitted by applicable laws and regulations and the Company’s organizational documents, be indemnified, defended, and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit or proceeding to which he or she may be made a party or in which he or she may be involved by reason of any action taken or not taken under the Plan as a Committee or Board member and against and from any and all amounts paid, with the Company’s approval, by him or her in settlement of any matter related to or arising from the Plan as a Committee or Board member or as a Trustee or paid by him or her in satisfaction of any judgment in any action, suit or proceeding relating to or arising from the Plan against him or her as a Committee or Board member or as a Trustee, but only if he or she gives the Company an opportunity, at its own expense, to handle and defend the matter before he or she undertakes to handle and defend it in his or her own behalf. The right of indemnification described in this section is not exclusive and is independent of any other rights of indemnification to which the individual may be entitled under the Company’s organizational documents, by contract, as a matter of law or otherwise.
11.06 No Limitation on Compensation. Nothing in the Plan is to be construed to limit the right of the Company to establish other plans or to pay compensation to its employees or directors, in cash or property, in a manner not expressly authorized under the Plan.
11.07 Requirements of Law. The grant of Awards and the issuance of shares of the Stock will be subject to all applicable laws, rules and regulations and to all required approvals of any governmental agencies or national securities exchange, market or other quotation system. Also, no shares of the Stock will be issued under the Plan unless the Company is satisfied that the issuance of those shares of the Stock will comply with applicable federal and state securities laws. Certificates for shares of the Stock delivered under the Plan may be subject to any stop transfer orders and other restrictions that the Committee believes to be advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange or other recognized market or quotation system upon which the Stock is then listed or traded, or any other applicable federal or state securities law. The Committee may cause a legend or legends to be placed on any certificates issued under the Plan to make appropriate reference to restrictions within the scope of this section.
11.08 Governing Law. The Plan, and all agreements hereunder, will be construed in accordance with and governed by the laws (other than laws governing conflicts of laws) of the State of Ohio, except to the extent federal law will be deemed applicable.
11.09 No Impact on Benefits. Awards are not compensation for purposes of calculating a Participant’s rights under any employee benefit plan that does not specifically require the inclusion of Awards in calculating benefits.
11.10 Code §409A. Awards granted under the Plan are intended to comply with, or be exempt from, the requirements of Code §409A and the Treasury Regulations promulgated thereunder (and any subsequent notices or guidance issued by the Internal Revenue Service), and the Plan will be interpreted, administered and operated accordingly. Nothing herein shall be construed as an entitlement to or guarantee of any particular tax treatment to a Participant.